CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc. of our reports dated December 14, 2020, relating to the financial statements and financial highlights, which appear in Annual Reports of Disciplined Value Series, Equity Series, Overseas Series, Pro-Blend® Conservative Term Series, Pro-Blend® Extended Term Series, Pro-Blend® Maximum Term Series, Pro-Blend® Moderate Term Series and Rainier International Discovery Series on Form N-CSR for the year ended October 31, 2020 and of our reports dated February 17, 2021, relating to the financial statements and financial highlights, which appear in Annual Reports of Core Bond Series, Credit Series, Diversified Tax Exempt Series, High Yield Bond Series, New York Tax Exempt Series, Real Estate Series and Unconstrained Bond Series on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Custodian, Independent Registered Public Accounting Firm, and Counsel” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
February 25, 2021